Exhibit 99.1

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	October 30, 2013 Contact: West Gotcher, Investor Relations 713-757-5539

FOR IMMEDIATE RELEASE

Key Energy Services Reports Third Quarter 2013 Earnings

HOUSTON, TX, October 30, 2013 – Key Energy Services, Inc. (NYSE: KEG) today reported third quarter 2013 consolidated revenues of $389.7 million and pre-tax loss from continuing operations of $2.0 million. The Company incurred a $0.03 per share loss for the second quarter, which includes $0.02 of loss due to effective tax rate impacts. Second quarter 2013 consolidated revenues were $411.4 million with normalized pre-tax income from continuing operations of $2.2 million, or $0.01 per share, which excludes $8.3 million of severance and restructuring costs. On a GAAP basis, second quarter 2013 net loss from continuing operations attributable to Key was $4.1 million, or $0.03 per share.

Overview of Results

Commenting on the results, Key’s Chairman, President and Chief Executive Officer, Dick Alario, stated, “As expected, U.S. market activity remained flat sequentially and our U.S. segment activity was adversely affected by changes in certain customer spending programs. On a sequential basis, we maintained our U.S. segment margin as we benefitted from earlier efforts to reduce our overall cost structure to align it with current market activity. Outside of the U.S., our International segment revenues and margins continued to be adversely affected by our principal customer’s budgetary constraints in the North Region of Mexico.”

The following table sets forth summary data from continuing operations for the third quarter 2013 and prior comparable quarterly periods.

	Three Months Ended (unaudited)
	September 30,	June 30,	September 30,
	2013	2013	2012
	(in millions, except per share amounts)
Revenues	$389.7	$411.4	$490.9
Income (loss) from continuing operations attributable to Key	(4.8)	(4.1)	22.1
Diluted earnings (loss) from continuing operations per share	(0.03)	(0.03)	0.15
attributable to Key
Adjusted EBITDA	68.4	73.8	101.3

U.S. Segment

Third quarter 2013 U.S. revenues were $345.1 million, down 4.6% compared to $361.7 million in the second quarter 2013. Third quarter U.S. operating income was $52.0 million, or 15.1% of revenues, compared to $55.1 million, or 15.2% of revenues, in the second quarter. Key’s Coiled Tubing Services and Fishing and Rental Services businesses, primarily in the frac stack and flow back operations, drove the sequential decline in revenues, down 10.9% and 9.7%, respectively, as transitions in customer spending programs in certain markets yielded activity interruptions that caused asset redeployment delays.

October 30, 2013

U.S. operating income margin benefitted from cost reduction efforts and operational improvements in Fluid Management Services which generated sequentially higher profitability despite lower revenues and sustained competitive pressures.

International Segment

Third quarter 2013 international revenues were $44.6 million, down 10.3% compared to $49.7 million in the second quarter 2013. Third quarter international operating loss was $7.3 million, or -16.4% of revenues, compared to second quarter operating loss of $11.0 million, or -22.1% of revenues.

Third quarter financial results were negatively impacted by the sustained activity slowdown in the North Region of Mexico and by start-up delays of other customer activity. Key’s active International rig count remained essentially flat sequentially, averaging 35 rigs operating during the third quarter, slightly down from the second quarter average of 36 rigs operating.

General and Administrative Expenses

General and administrative expenses were $52.7 million, or 13.5% of revenues, for the third quarter 2013 compared to $57.7 million, or 14.0% of revenues, in the prior quarter. The sequential decline was driven largely by cost reduction efforts begun in early 2013.

Effective Tax Rate

Income taxes for the third quarter were $2.7 million, or 137.2% of the pre-tax loss of $2.0 million, resulting in an additional $0.02 of loss. The difference between the effective tax rate for the quarter and the statutory tax rates for the quarter was driven by the amount of permanent differences relative to the Company’s income before taxes and the mix of earnings across different tax jurisdictions.

Capital Expenditures and Balance Sheet

Capital expenditures were $38.4 million during the third quarter 2013 and $111.0 million for the nine months ended September 30, 2013. Key’s consolidated cash balance at September 30, 2013 was $64.6 million compared to $24.7 million at June 30, 2013. Total debt at September 30, 2013 was $832.7 million compared to total debt of $867.8 million at June 30, 2013. At the end of the third quarter, there was $345.9 million of unused capacity under the Company’s $550 million senior secured credit facility. Net debt to total capitalization at the end of the third quarter 2013 was 36.7% as compared to 39.4% in the second quarter.

Outlook

The Company noted that it expects fourth quarter U.S. activity levels to exhibit somewhat higher than typical seasonal declines and anticipates Key’s fourth quarter U.S. revenues to be down 5% to 7% sequentially with an associated decline in margins. Internationally, the Company is currently working 34 rigs which it expects to maintain during the fourth quarter. Additionally, the Company has 9 additional rigs under contract with customers and expects these rigs to begin generating revenue by the end of 2013.

Commenting on the Company’s 2014 outlook, Alario stated, “We are encouraged by early announcements for U.S. E&P capital spending and by the likelihood of a number of awards for our international rigs that are incremental to the 43 rigs currently working or under contract. We are focused on improving results by operating Key as leanly as possible, by providing our customers with efficient service offerings in both unconventional horizontal well and legacy vertical well activities and by redeploying idle assets.”

October 30, 2013

Conference Call Information

As previously announced, Key management will host a conference call to discuss its third quarter 2013 financial results on Thursday, October 31, 2013 at 10:00 a.m. CDT. Callers from the U.S. and Canada should dial 888-794-4637 to access the call. International callers should dial 660-422-4879. All callers should ask for the “Key Energy Services Conference Call” or provide the access code 36572358. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select “Investor Relations.”

A telephonic replay of the conference call will be available on Thursday, October 31, 2013, beginning approximately two hours after the completion of the conference call and will remain available for one week. To access the replay, call 855-859-2056 or 800-585-8367. The access code for the replay is 36572358. The replay will also be accessible at www.keyenergy.com under “Investor Relations” for a period of at least 90 days.

October 30, 2013

Consolidated Statements of Operations (in thousands, except per share amounts, unaudited):

	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
REVENUES	$389,673	$411,390	$490,851	$1,229,512	$1,493,599
COSTS AND EXPENSES:
Direct operating expenses	268,297	287,102	335,799	854,581	991,292
Depreciation and amortization expense	56,962	58,208	52,947	169,363	156,588
General and administrative expenses	52,665	57,736	53,567	173,646	172,566

Operating income	11,749	8,344	48,538	31,922	173,153

Interest expense, net of amounts capitalized	13,814	13,984	13,962	41,602	39,574
Other (income) loss, net	(85)	430	(1,529)	(878)	(3,938)

Income (loss) from continuing operations before tax	(1,980)	(6,070)	36,105	(8,802)	137,517
Income tax benefit (expense)	(2,717)	2,298	(12,915)	147	(49,147)

Income (loss) from continuing operations	(4,697)	(3,772)	23,190	(8,655)	88,370
Loss from discontinued operations, net of tax	—	—	(60,209)	—	(93,568)

Net income loss	(4,697)	(3,772)	(37,019)	(8,655)	(5,198)

Income attributable to noncontrolling interest	151	356	1,075	595	665

LOSS ATTRIBUTABLE TO KEY	$(4,848)	$(4,128)	$(38,094)	$(9,250)	$(5,863)

Loss per share attributable to Key:
Basic and diluted	$(0.03)	$(0.03)	$(0.25)	$(0.06)	$(0.04)
Weighted average shares outstanding:
Basic	152,394	152,384	151,105	152,249	151,108
Diluted	152,394	152,384	151,110	152,249	151,124
Income (loss) from continuing operations attributable to Key:
Income (loss) from continuing operations	(4,697)	(3,772)	23,190	(8,655)	88,370
Income attributable to noncontrolling interest	151	356	1,075	595	665

Income (loss) from continuing operations attributable to Key	$(4,848)	$(4,128)	$22,115	$(9,250)	$87,705

Earnings (loss) per share from continuing operations attributable to Key:
Basic and diluted	$(0.03)	$(0.03)	$0.15	$(0.06)	$0.58
Loss from discontinued operations, net of tax:	$—	$—	$(60,209)	$—	$(93,568)
Loss per share from discontinued operations:
Basic and diluted	$—	$—	$(0.40)	$—	$(0.62)

October 30, 2013

Condensed Consolidated Balance Sheets (in thousands):

	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$64,612	$45,949
Other current assets	536,805	543,845

Total current assets	601,417	589,794
Property and equipment, net	1,373,616	1,436,674
Goodwill	625,194	626,481
Other assets, net	83,820	108,639

TOTAL ASSETS	$2,684,047	$2,761,588

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$61,536	$104,073
Other current liabilities	182,681	201,023

Total current liabilities	244,217	305,096
Long-term debt, less current portion	832,693	848,110
Other non-current liabilities	344,371	321,050
Equity	1,262,766	1,287,332

TOTAL LIABILITIES AND EQUITY	$2,684,047	$2,761,588

Consolidated Cash Flow Data (in thousands, unaudited):

	Nine Months Ended
	September 30, 2013	September 30, 2012
Net cash provided by operating activities	$157,018	$265,395
Net cash used in investing activities	(118,091)	(387,732)
Net cash provided by (used in) financing activities	(20,476)	128,561
Effect of exchange rates on cash	212	(3,335)
Net increase in cash and cash equivalents	18,663	2,889
Cash and cash equivalents, beginning of period	45,949	35,443

Cash and cash equivalents, end of period	$64,612	$38,332

October 30, 2013

Segment Revenue and Operating Income from continuing operations (in thousands, except for percentages, unaudited):

	Three Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012
Revenues
U.S. Operations:
Rig Services	$172,155	$173,597	$201,453
Fluid Management Services	67,038	70,073	82,140
Coiled Tubing Services	48,399	54,342	52,442
Fishing & Rental Services	57,523	63,686	61,779

Total U.S. Operations	345,115	361,698	397,814
International Operations	44,558	49,692	93,037

Consolidated Total	$389,673	$411,390	$490,851

Operating Income
U.S. Operations	$51,997	$55,093	$60,136
International Operations	(7,312)	(11,006)	19,359
Functional Support	(32,936)	(35,743)	(30,957)

Consolidated Total	$11,749	$8,344	$48,538

Operating Income % of Revenues
U.S. Operations	15.1%	15.2%	15.1%
International Operations	(16.4)%	(22.1)%	20.8%
Consolidated Total	3.0%	2.0%	9.9%

October 30, 2013

	Nine Months Ended
	September 30, 2013	September 30, 2012
Revenues
U.S. Operations:
Rig Services	$507,501	$613,600
Fluid Management Services	207,495	276,700
Coiled Tubing Services	152,032	162,351
Fishing & Rental Services	185,857	201,782

Total U.S. Operations	1,052,885	1,254,433
International Operations	176,627	239,166

Consolidated Total	$1,229,512	$1,493,599

Operating Income
Operating Income
U.S. Operations	$145,365	$234,091
International Operations	(6,444)	45,843
Functional Support	(106,999)	(106,781)

Consolidated Total	$31,922	$173,153

Operating Income % of Revenues
U.S. Operations	13.8%	18.7%
International Operations	(3.6)%	19.2%
Consolidated Total	2.6%	11.6%

October 30, 2013

Following is a reconciliation of income from continuing operations attributable to Key as presented in accordance with United States generally accepted accounting principles (GAAP) to EBITDA from continuing operations and Adjusted EBITDA from continuing operations as required under Regulation G of the Securities Exchange Act of 1934.

Reconciliations of EBITDA from continuing operations and Adjusted EBITDA from continuing operations to income (loss) from continuing operations (in thousands, except for percentages, unaudited):

	Three Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012
Income (loss) from continuing operations	$(4,697)	$(3,772)	$23,190
Income tax (benefit) expense	2,717	(2,298)	12,915
Income attributable to noncontrolling interest, excluding depreciation and amortization	(313)	(512)	(1,683)
Interest expense, net of amounts capitalized	13,814	13,984	13,962
Interest income	(34)	(84)	(12)
Depreciation and amortization	56,962	58,208	52,947

EBITDA	$68,449	$65,526	$101,319

% of revenues	17.6%	15.9%	20.6%
Severance costs	—	6,321	—
Cancellation fees	—	1,937	—

Adjusted EBITDA	$68,449	$73,784	$101,319

% of revenues	17.6%	17.9%	20.6%
Revenues	$389,673	$411,390	$490,851

“EBITDA” is defined as income or loss from continuing operations attributable to Key before interest, taxes, depreciation, and amortization.

“Adjusted EBITDA” is EBITDA as further adjusted for certain non-recurring or extraordinary items such as loss on debt extinguishment, certain other gains or losses, asset retirements and impairments, and certain non-recurring transaction or other costs.

EBITDA and Adjusted EBITDA are non-GAAP measures that are used as supplemental financial measures by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, to assess:

•	The financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis;

October 30, 2013

•	The ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness;

•	The Company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure; and

•	The Company’s operating trends underlying the items that tend to be of a non-recurring nature.

EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using EBITDA and Adjusted EBITDA as an analytical tool include:

•	EBITDA and Adjusted EBITDA do not reflect Key’s current or future requirements for capital expenditures or capital commitments;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements necessary to service, interest or principal payments on Key’s debt;

•	EBITDA and Adjusted EBITDA do not reflect income taxes;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate EBITDA and Adjusted EBITDA differently than Key does, limiting their usefulness as a comparative measure; and

•	EBITDA and Adjusted EBITDA are a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the Company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

October 30, 2013

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements as to matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections about Key, its industry, its management’s beliefs and certain assumptions made by management, and include statements regarding future operational and activity expectations in the fourth quarter of 2013, anticipated financial performance in the fourth quarter of 2013, expected financial contribution of rigs that are being redeployed due to the decline in customer activity in Mexico, and anticipated revenue, operating income and margin performance in the fourth quarter of 2013. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks that Key will be unable to achieve its financial, capital expenditure and operational projections, including quarterly projections of revenue and risks that Key’s expectations regarding future activity levels, customer demand, and pricing stability may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); risks that fundamentals in the U.S. oil and gas markets may not yield anticipated future growth in Key’s businesses, or could further deteriorate or worsen from the recent market declines, and/or that Key could experience further unexpected declines in activity and demand for its rig service, fluid management service, coiled tubing service, and fishing and rental service businesses; risks that Key may not be able to execute its capital expenditure program, including the risk that Key may not be able to finance future capital expenditure, or that any such capital expenditure investments, if made, will not generate adequate returns; risks associated with the restructuring of Key’s Fluid Management Services business; risks relating to Key’s ability to implement technological developments and enhancements; risks relating to compliance with new and existing environmental, health and safety and anti-bribery and corruption laws and regulations, as well as actions by governmental and regulatory authorities; risks affecting Key’s international operations, including customer activity declines in Mexico and Key’s understanding of such customer’s spending plans; risks that Key may not be able to achieve its international growth and mobilization strategy in the foreign countries in which Key operates; risks that Key may be unable to achieve the benefits expected from acquisition and disposition transactions, and risks associated with integration of the acquired operations into Key’s operations; risks, in responding to changing or declining market conditions, that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed and used in Key’s businesses; risks relating to changes in the demand for or the price of oil and natural gas; risks that Key maybe unable to attract and retain qualified personnel; risks that Key’s insurance may not be adequate to cover all insured losses or liabilities we might incur in its operations; risks that Key’s financial results could be adversely impacted by asset impairments or other charges; risks related to Key’s capital structure and covenants in the agreements governing its debt; and other risks affecting Key’s ability to maintain or improve operations, including its ability to implement price increases or maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.

October 30, 2013

Because such statements involve risks and uncertainties, many of which are outside of Key’s control, Key’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the Securities and Exchange Commission.

About Key Energy Services

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Mexico, Colombia, Ecuador, the Middle East and Russia.